Exhibit 10.1

AMENDMENT NUMBER FIVE TO THE
LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER FIVE to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company currently maintains the Plan; and
WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;
WHEREAS, the Company desires to amend the Plan to simplify the participant experience and reflect more clearly the Plan’s operations;
NOW, THEREFORE, the Plan is hereby amended effective as of September 1, 2013 unless otherwise indicated as follows:
1.    The first paragraph in Section 3 shall be revised to read as follows:

An employee shall be eligible to participate in the Plan as of the date he is designated by the Committee for eligibility, either individually or as a member of a class of employees. Effective for Plan Years beginning on and after January 1, 2014, until determined otherwise by the Committee, the employees who are eligible to become Participants for a given Plan Year are those employees of the Company (i) who have submitted on or before the Election Date applicable to such Plan Year an irrevocable election to participate in the 401(k) Plan during such Plan Year, and (ii) whose Base Pay as of the Election Date applicable to such Plan Year, plus target annual bonus for the fiscal year that ends during such Plan Year, exceeds the Code Section 401(a)(17) annual compensation limit for the immediately preceding Plan Year.

2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, this Amendment Number Five has been executed on the date shown below, but effective as of the date specified herein.

LOWE'S COMPANIES, INC.

/s/ Maureen K. Ausura
By:	Maureen K. Ausura
Chief Human Resources Officer

Date:	August 28, 2013

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